                                                                      EXHIBIT 21
                                                                     (1995 10-K)



                      SUBSIDIARIES OF THE OILGEAR COMPANY

                                                                             JURISDICTION
                                                                              IN WHICH
                         NAME OF SUBSIDIARY                                  INCORPORATED
                         ------------------                                  ------------
                     Oilgear Towler GmbH                                 Republic of Germany

                     Oilgear F.S.C., Inc.                                Virgin Islands

                     Oilgear Ltd.                                        England

                     Oilgear Towler Ltd.                                 England

                     Oilgear Towler S.A.                                 France

                     Oilgear Towler S.A.                                 Spain

                     Oilgear Towler S.r.l.                               Italy

                     Oilgear Towler Australia Pty. Ltd.                  Australia

                     Oilgear Mexicana S.A. de C.V.                       Mexico

